Exhibit 99.1

Bar Harbor Bankshares Reports Third Quarter Results

BAR HARBOR, MAINE – October 27, 2020 -- Bar Harbor Bankshares (NYSE American: BHB) reported third quarter 2020 net income of $8.4 million or $0.56 per share compared to $5.0 million or $0.32 per share in the same quarter of 2019.  The non-GAAP measure of core earnings increased 30% to $9.2 million, or $0.61 per share in the third quarter 2020 compared to $7.3 million or $0.47 per share in the third quarter of 2019.

THIRD QUARTER FINANCIAL HIGHLIGHTS (compared to the third quarter of 2019, unless otherwise noted)

●	13% annualized total commercial loan growth
●	92% loan to deposit ratio
●	2.98% net interest margin compared to 2.75%
●	32% increase in non-interest income
●	0.56% non-accruing loans to total loans, excluding Paycheck Protection Program (PPP) loans
●	0.88% return on assets compared to 0.55%; 0.96% core return on assets compared to 0.80% (non-GAAP)
●	59.5% efficiency ratio compared to 65.0%

President and Chief Executive Officer, Curtis C. Simard stated, “As a direct result of our well executed strategies, the Company expanded all key performance metrics on a year-over-year and linked quarter basis.  These strategies not only entailed expense and deleveraging initiatives, but also focused on increasing core deposits thus reducing overall funding costs, and expanding fee income.  Core return on assets increased to 0.96% as we continue to achieve positive operating leverage with minimal reliance on accretion from PPP related fees.  We continue to see an upswing in customer activity since our state economies re-opened this past summer on a limited basis and a further rebound in branch operations compared to the first half of the year.  Our loan to deposit ratio improved to 92% as we continue to grow deposits on relatively flat, total loan growth. Given the current economic environment, we have selectively grown commercial loans by 14% for the quarter, excluding PPP loans, and pushed much of the mortgage production through our secondary market platform. Our teams did a great job of keeping pace with the high demand of the mortgage markets for new and refinanced loans, resulting in over four times the gains compared to the third quarter 2019.  We continue to adhere to our risk-based credit philosophy and profitability disciplines as is evidenced by our results this quarter. Excess liquidity generated during the quarter was used to pay down wholesale borrowings as part of on-going initiatives to de-lever and expand net interest margin.”

Mr. Simard continued, “One of our greatest strengths is the diversity in capabilities surrounding fee income. Our wealth management business is a significant contributor to fee income, as well as a keystone for deepening customer relationships with $2.1 billion in assets under management.  We had previously consolidated leadership and combined operations onto a common platform in our wealth management business, leading to the unifying of policies and sharing of ideas under one environment driven by best practices.  I’m now excited to say we are working with our regulators to bring both of our wealth management companies and our brokerage teams under one name Bar Harbor Wealth Management. Bringing this business together under one brand was the logical next step as we align talent, engagement and culture.”

Mr. Simard went on to say, “From an asset quality perspective, the Company experienced a significant decrease in loans under COVID-related forbearance since the second quarter. As of September 30, 2020 total outstanding deferrals, which primarily consist of  interest only forbearance, were $78.7 million or 3% of total loans, with consumer mortgages representing $4.6 million of the total or less than half a percent of the consumer portfolio.  Our third quarter stress testing resulted in no significant risk-rating downgrades or changes to reserves. Our allowance for loan losses is well established to absorb any inherent losses in our portfolio and increased during the quarter on higher commercial loan growth. Our steady allowance levels coupled with an extensive stress testing process speaks to the quality of our credit culture, while we continue to report low levels of net charge-offs and past due accounts.  The increase in non-accruing loans for the quarter is due to one additional commercial loan that has since paid off at its carrying value.  The hotel industry is one of our bigger credit exposures; however, we have seen minimal degradation as those borrowers are strong, proven operators with an average loan to value ratio of less than 60% for the segment. More so, any individual hotel exposure with a loan to value ratio greater than 65% was specifically included in our stress testing.”

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Mr. Simard further stated, “Throughout the year we have supported our customers by originating approximately 1,900 PPP loans totaling $131.6 million.  Net unearned fees remaining on PPP loans at the end of the third quarter was $3.8 million and accretion will accelerate as the loans are reimbursed by the Small Business Administration (SBA).  At this time we have submitted over 50% of PPP loans to the SBA for forgiveness, pending approval, and our teams continue to work closely with customers on the remaining balance.”

Mr. Simard concluded, “Despite the significant challenges posed by the COVID-19 pandemic and related market conditions, we continue to maintain high levels of capital and liquidity, diversified revenue streams, strong credit performance and an exceptional core deposit base. We are confident in our business model to grow investor returns while maintaining our culture and commitment to customers, employees and communities throughout this economic cycle.”

FINANCIAL CONDITION

Total assets were $3.9 billion at the end of the third quarter compared to $3.8 billion in the second quarter of 2020.  Loan balances in the third quarter 2020 decreased by $20.7 million largely due to secondary market sales and prepayments of residential mortgages offset by total commercial loan growth.  Mortgage loan originations totaled $86.5 million from new and refinancing activity given the lower interest rate environment.  During the quarter nearly all residential originations were sold in the secondary market to generate fee income.  Total commercial loans grew at an annualized rate of 13% led by commercial real estate loans offset by a decrease in commercial and industrial (C&I) loans.  The decrease in C&I is primarily due to one customer with loans totaling $39.8 million that were refinanced to a lower principal of $25.0 million along with an open line of credit.  Core deposits increased 21% on an annualized basis due to growth from new accounts and an overall decrease in customer spending given current market conditions.  As a result the loan to deposit ratio improved to 92% in the third quarter 2020 compared to 101% in the second quarter of 2020.  Borrowings decreased by $161.4 million as excess liquidity primarily from higher deposit balances was used to pay down short-term borrowings.  As part of the deleveraging strategy, total securities decreased $43.3 million in the third quarter as we allowed for natural run-off of amortizing and maturing fixed rate investments with the pay down of short term borrowings.

The third quarter 2020 allowance for loan losses increased by $1.4 million, which includes a $1.8 million provision for loan loss offset by net charge-offs of $402 thousand.  The allowance for loan losses to total loans ratio for the third quarter expanded to 0.66% from 0.60% in the second quarter 2020 based on commercial loan growth and adjustments to reflect current economic conditions.  Past due and delinquent loans as a percentage of total loans decreased to 0.77% from 0.83% at the end of the second quarter.  The increase in non-accruing loans in the third quarter is primarily due to an additional commercial loan totaling $693 thousand that has subsequently settled at its carrying value.   Third quarter stress testing of the Company’s commercial loan portfolio included the top 50 relationships, all criticized loans greater than $1.0 million, hospitality loans over $250 thousand with loan to values in excess of 65%, and any seasonal payment, restaurant, or term loans maturing within a year that are greater than $500 thousand.  Results of the stress testing led to no significant risk-rating downgrades or changes to reserves.  While the impact of COVID-19 and other market conditions remain uncertain, we believe the existing allowance for loan losses is sufficient to absorb inherent losses based on our disciplined credit approach, experienced losses and methodology, and current and ongoing stress testing reviews of the portfolio.

The Company's book value per share was $27.09 at the end of the third quarter 2020 compared to $26.56 at the end of the second quarter 2020.  Tangible book value per share (non-GAAP measure) was $18.56 at the end of the third quarter 2020 compared to $18.18 at the second quarter 2020; an annualized growth rate of 8%.  A continued low interest rate environment has had a positive impact on the fair value of the Company’s securities portfolio.  Other comprehensive income included unrealized gains on securities totaling $11.7 million in the third quarter 2020 compared to $11.4 million at the end of the second quarter 2020.

RESULTS OF OPERATIONS

Net income in the third quarter 2020 was $8.4 million, or $0.56 per share, compared to $5.0 million, or $0.32 per share, in the same quarter of 2019.  The non-GAAP measure of core earnings in the third quarter 2020 totaled $9.2 million, or $0.61 per share, compared to $7.3 million, or $0.47 per share, in the same quarter of 2019.  The improvement in net income is driven by expanded net interest margin and higher non-interest income.  Net interest margin in the third quarter 2020 increased to 2.98% from 2.75% in the same period of 2019 primarily due to a lower cost of funds.  Costs of funds decreased to 0.82% compared to 1.65% in the third quarter 2019 due to a shift in funding sources from borrowings to core deposits.  Cost of deposits and borrowings also benefited from the Federal Reserve rate cuts in 2020 and other key indexes in response to COVID-19.  Additionally, excess liquidity was used to pay off $239.4 million of borrowings since the third quarter of 2019 in connection with deleveraging strategies that further reduced interest expense.  Yields from earning assets were 3.67% compared to 4.17% in the third quarter 2019 reflecting loan originations and repricing of variable rate products in a lower interest rate environment.  Excluding the effects of PPP loans, the third quarter yield on total earning assets was 3.72%.  Net unearned fees on PPP loans at the end of the third quarter was $3.8 million and accretion will accelerate as the loans are reimbursed by the Small Business Administration.

BHB - Bar Harbor Bankshares	Page 2	www.barharbor.bank

The third quarter 2020 provision for loan losses increased to $1.8 million from $893 thousand in the same quarter 2019.  While overall credit quality in the loan portfolio remains strong, the increase in the reserve is indicative of the continued commercial loan growth and higher economic adjustments reflecting elevated risk from COVID-19.

Non-interest income in the third quarter 2020 was $10.1 million compared to $7.6 million in the same quarter in 2019.  The increase is primarily due to a $2.2 million increase in mortgage banking income associated with secondary market sales of $86.2 million compared to $20.7 million in the same quarter of 2019.  Customer service fees increased 13% and trust and investment management fees increased 17% as the result of expanded operations into Central Maine partially offset by lower activity stemming from COVID-19.

Non-interest expense was $22.4 million in the third quarter 2020 compared to $23.4 million in the same quarter of 2019. The decrease is principally due to lower acquisition, conversion and other expenses, which totaled $691 thousand in 2020 compared to $3.0 million in 2019.  Salary and benefit expense and occupancy costs were also higher during the third quarter 2020 to support the Company’s expanded branch model and wealth management business.  Operating expenses remained controlled as demonstrated by the drop in the efficiency ratio to 59.5% compared to 65.0% for the same period a year ago.

BHB - Bar Harbor Bankshares	Page 3	www.barharbor.bank

BACKGROUND

Bar Harbor Bankshares (NYSE American: BHB) is the parent company of its wholly-owned subsidiary, Bar Harbor Bank & Trust. Founded in 1887, Bar Harbor Bank & Trust is a true community bank serving the financial needs of its clients for over 130 years. Bar Harbor provides full-service community banking with office locations in all three Northern New England states of Maine, New Hampshire and Vermont. For more information, visit www.barharbor.bank.

FORWARD LOOKING STATEMENTS

Certain statements under the headings "THIRD QUARTER FINANCIAL HIGHLIGHTS", “FINANCIAL CONDITION” and “RESULTS OF OPERATIONS” contained in this document that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this earnings release the words "may," "will," "should," "could," "would," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "expect," "target" and similar expressions are intended to identify forward-looking statements, but these terms are not the exclusive means of identifying forward-looking statements. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including among other things, changes in general economic and business conditions, increased competitive pressures, changes in the interest rate environment, legislative and regulatory change, changes in the financial markets, and other risks and uncertainties disclosed from time to time in documents that the Company files with the Securities and Exchange Commission, including but not limited to those discussed in the section titled "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Because of these and other uncertainties, the Company’s actual results, performance or achievements, or industry results, may be materially different from the results indicated by these forward-looking statements. In addition, the Company’s past results of operations do not necessarily indicate future results. You should not place undue reliance on any of the forward-looking statements, which speak only as of the dates on which they were made. The Company is not undertaking an obligation to update forward-looking statements, even though its situation may change in the future, except as required under federal securities law. The Company qualifies all of its forward-looking statements by these cautionary statements.

BHB - Bar Harbor Bankshares	Page 4	www.barharbor.bank

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is provided below. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP core earnings can be of substantial importance to the Company's results for any particular quarter or year. The Company's non-GAAP core earnings information set forth is not necessarily comparable to non- GAAP information which may be presented by other companies. Each non-GAAP measure used by the Company in this report as supplemental financial data should be considered in conjunction with the Company's GAAP financial information.

The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations, including gains/losses on securities, premises, equipment and other real estate owned, acquisition costs, restructuring costs, legal settlements, and systems conversion costs. Non-GAAP adjustments are presented net of an adjustment for income tax expense.

The Company also calculates core earnings per share based on its measure of core earnings. The Company views these amounts as important to understanding its operating trends, particularly due to the impact of accounting standards related to acquisition activity. Analysts also rely on these measures in estimating and evaluating the Company's performance. Management also believes that the computation of non-GAAP core earnings and core earnings per share may facilitate the comparison of the Company to other companies in the financial services industry. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.

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BHB - Bar Harbor Bankshares	Page 5	www.barharbor.bank

CONTACTS

Josephine Iannelli; EVP, Chief Financial Officer & Treasurer; (207) 288-3314

TABLE
INDEX	CONSOLIDATED FINANCIAL SCHEDULES (UNAUDITED)

A	Selected Financial Highlights
B	Footnotes to Selected Financial Highlights
C	Balance Sheets
D	Loan and Deposit Analysis
E	Statements of Income
F	Statements of Income (Five Quarter Trend)
G	Average Yields and Costs
H	Average Balances
I	Asset Quality Analysis
J	Reconciliation of Non-GAAP Financial Measures (Five Quarter Trend) and Supplementary Data

BHB - Bar Harbor Bankshares	Page 6	www.barharbor.bank

BAR HARBOR BANKSHARES

SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED

	At or for the Quarters Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2020	2020	2020	2019	2019
PER SHARE DATA
Net earnings, diluted	$0.56	$0.55	$0.50	$0.27	$0.32
Core earnings, diluted (1) (2)	0.61	0.56	0.50	0.56	0.47
Total book value	27.09	26.56	25.90	25.48	25.37
Tangible book value (2)	18.56	18.18	17.70	17.30	18.49
Market price at period end	20.55	22.39	17.28	25.39	24.93
Dividends	0.22	0.22	0.22	0.22	0.22

PERFORMANCE RATIOS (3)
Return on assets	0.88%	0.90%	0.85%	0.46%	0.55%
Core return on assets (1) (2)	0.96	0.91	0.86	0.96	0.80
Return on equity	8.22	8.40	7.64	4.21	5.04
Core return on equity (1) (2)	8.98	8.52	7.71	8.81	7.36
Core return on tangible equity (1) (2)	13.36	12.72	11.54	12.66	10.31
Net interest margin, fully taxable equivalent (FTE) (2) (4)	2.98	3.00	3.06	2.95	2.75
Net interest margin (FTE), excluding purchased loan accretion (2) (4)	2.92	2.88	2.99	2.88	2.65
Efficiency ratio (2)	59.47	60.67	64.82	62.56	65.02

ORGANIC GROWTH (Year-to-date, annualized) (2) (6)
Total commercial loans	27%	33%	6%	6%	11%
Total loans	3	7	(1)	2	5
Total deposits	12	(0)	(7)	(2)	1

FINANCIAL DATA (In millions)
Total assets	$3,860	$3,780	$3,677	$3,669	$3,612
Total earning assets (5)	3,312	3,376	3,269	3,336	3,270
Total investments	619	662	646	684	703
Total loans	2,709	2,729	2,635	2,641	2,577
Allowance for loan losses	18	17	15	15	15
Total goodwill and intangible assets	127	128	128	127	107
Total deposits	2,935	2,695	2,651	2,696	2,494
Total shareholders' equity	404	404	404	396	394
Net income	8	8	8	4	5
Core earnings (1) (2)	9	9	8	9	7

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (current quarter annualized)/average loans	0.06%	0.02%	0.18%	0.08%	0.02%
Allowance for loan losses/total loans	0.66	0.60	0.58	0.58	0.60
Loans/deposits	92	101	99	98	103
Shareholders' equity to total assets	10.48	10.69	10.98	10.80	10.92
Tangible shareholders' equity to tangible assets	7.42	7.57	7.77	7.60	8.20

A

(1)	Core measurements are non-GAAP financial measures adjusted to exclude net non-operating charges primarily related to acquisitions, restructurings, system conversions, loss on debt extinguishment and gain or loss on sale of securities, other real estate owned and premises and equipment. Refer to the Reconciliation of Non-GAAP Financial Measures in table J for additional information.
(2)	Non-GAAP financial measure.
(3)	All performance ratios are based on average balance sheet amounts, where applicable.
(4)	Fully taxable equivalent considers the impact of tax-advantaged investment securities and loans.
(5)	Earning assets includes non-accruing loans and securities are valued at amortized cost.
(6)	Assets acquired from eight branches purchased from People's United Bank, National Association as of October 25, 2019, were excluded from calculation.

B

BAR HARBOR BANKSHARES

CONSOLIDATED BALANCE SHEETS - UNAUDITED

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(in thousands)	2020	2020	2020	2019	2019
Assets
Cash and due from banks	$53,173	$52,776	$68,481	$37,261	$50,032
Interest-bearing deposits with the Federal Reserve Bank	162,484	17,897	17,174	19,649	21,561
Total cash and cash equivalents	215,657	70,673	85,655	56,910	71,593

Securities available for sale, at fair value	604,529	641,574	626,341	663,230	675,675
Federal Home Loan Bank stock	13,975	20,265	19,897	20,679	27,469
Total securities	618,504	661,839	646,238	683,909	703,144

Commercial real estate	1,045,635	982,070	948,178	930,661	923,773
Commercial and industrial	522,510	539,442	426,357	423,291	402,706
Residential real estate	1,021,206	1,083,708	1,132,328	1,151,857	1,143,452
Consumer	119,340	124,197	128,120	135,283	107,375
Total loans	2,708,691	2,729,417	2,634,983	2,641,092	2,577,306
Less: Allowance for loan losses	(17,907)	(16,509)	(15,297)	(15,353)	(15,353)
Net loans	2,690,784	2,712,908	2,619,686	2,625,739	2,561,953

Premises and equipment, net	51,424	50,464	49,978	51,205	47,644
Other real estate owned	1,983	2,318	2,205	2,236	2,455
Goodwill	119,477	119,477	119,477	118,649	100,085
Other intangible assets	7,913	8,155	8,398	8,641	6,879
Cash surrender value of bank-owned life insurance	77,388	76,896	76,400	75,863	75,368
Deferred tax asset, net	2,180	2,451	3,166	3,865	4,988
Other assets	74,400	75,084	66,139	42,111	38,365
Total assets	$3,859,710	$3,780,265	$3,677,342	$3,669,128	$3,612,474

Liabilities and shareholders' equity
Demand and other non-interest bearing deposits	$515,064	$504,325	$400,410	$414,534	$380,707
NOW deposits	706,048	642,908	578,320	575,809	490,315
Savings deposits	511,938	466,668	423,345	388,683	360,570
Money market deposits	388,356	402,835	404,385	384,090	359,328
Time deposits	813,509	678,126	844,097	932,635	902,665
Total deposits	2,934,915	2,694,862	2,650,557	2,695,751	2,493,585

Senior borrowings	385,472	546,863	497,580	471,396	641,819
Subordinated borrowings	59,920	59,879	59,849	59,920	42,928
Total borrowings	445,392	606,742	557,429	531,316	684,747

Other liabilities	74,958	74,487	65,601	45,654	39,683
Total liabilities	3,455,265	3,376,091	3,273,587	3,272,721	3,218,015

Total common shareholders' equity	404,445	404,174	403,755	396,407	394,459
Total liabilities and shareholders' equity	$3,859,710	$3,780,265	$3,677,342	$3,669,128	$3,612,474

Net shares outstanding	14,929	15,214	15,587	15,558	15,549

C

BAR HARBOR BANKSHARES

CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED

LOAN ANALYSIS

						Annualized
						Growth %
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Quarter	Year to
(in thousands)	2020	2020	2020	2019	2019	End	Date
Commercial real estate	$1,045,635	$982,070	$948,178	$930,661	$923,773	26%	16%
Commercial and industrial	456,184	472,524	321,605	318,988	301,590	(14)	57
Total commercial loans	1,501,819	1,454,594	1,269,783	1,249,649	1,225,363	13	27
Residential real estate	1,021,206	1,083,708	1,132,328	1,151,857	1,143,452	(23)	(15)
Consumer	119,340	124,197	128,120	135,283	107,375	(16)	(16)
Tax exempt and other	66,326	66,918	104,752	104,303	101,116	(4)	(49)
Total loans	$2,708,691	$2,729,417	$2,634,983	$2,641,092	$2,577,306	(3)%	3%

DEPOSIT ANALYSIS

						Annualized
						Growth %
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Quarter	Year to
(in thousands)	2020	2020	2020	2019	2019	End	Date
Demand	$515,064	$504,325	$400,410	$414,534	$380,707	9%	32%
NOW	706,048	642,908	578,320	575,809	490,315	39	30
Savings	511,938	466,668	423,345	388,683	360,570	39	42
Money market	388,356	402,835	404,385	384,090	359,328	(14)	1
Total non-maturity deposits	2,121,406	2,016,736	1,806,460	1,763,116	1,590,920	21	27
Total time deposits	813,509	678,126	844,097	932,635	902,665	80	(17)
Total deposits	$2,934,915	$2,694,862	$2,650,557	$2,695,751	$2,493,585	36%	12%

D

BAR HARBOR BANKSHARES

CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share data)	2020	2019	2020	2019
Interest and dividend income
Loans	$25,918	$28,157	$80,398	$82,681
Securities and other	4,557	6,105	15,006	18,593
Total interest and dividend income	30,475	34,262	95,404	101,274
Interest expense
Deposits	3,869	7,143	14,437	20,336
Borrowings	1,941	4,674	7,149	15,232
Total interest expense	5,810	11,817	21,586	35,568
Net interest income	24,665	22,445	73,818	65,706
Provision for loan losses	1,800	893	4,265	1,779
Net interest income after provision for loan losses	22,865	21,552	69,553	63,927
Non-interest income
Trust and investment management fee income	3,532	3,013	10,060	8,836
Customer service fees	2,886	2,553	8,437	7,336
Gain on sales of securities, net	—	157	1,486	157
Mortgage banking income	2,649	452	4,230	1,094
Bank-owned life insurance income	492	497	1,525	1,558
Customer derivative income	316	828	1,417	1,553
Other income	227	143	1,078	729
Total non-interest income	10,102	7,643	28,233	21,263
Non-interest expense
Salaries and employee benefits	11,809	11,364	35,602	33,568
Occupancy and equipment	4,279	3,415	12,559	10,101
Loss on sales of premises and equipment, net	—	—	90	21
Outside services	438	424	1,414	1,278
Professional services	479	707	1,488	1,821
Communication	215	189	698	707
Marketing	300	613	970	1,419
Amortization of intangible assets	256	207	768	621
Loss on debt extinguishment	—	—	1,351	—
Acquisition, conversion and other expenses	691	3,039	952	3,319
Other expenses	3,952	3,442	11,152	10,075
Total non-interest expense	22,419	23,400	67,044	62,930
Income before income taxes	10,548	5,795	30,742	22,260
Income tax expense	2,146	780	6,138	3,847
Net income	$8,402	$5,015	$24,604	$18,413

Earnings per share:
Basic	$0.56	$0.32	$1.60	$1.19
Diluted	0.56	0.32	1.60	1.18

Weighted average shares outstanding:
Basic	15,079	15,547	15,359	15,536
Diluted	15,103	15,581	15,382	15,582

E

BAR HARBOR BANKSHARES

CONSOLIDATED STATEMENTS OF INCOME (5 Quarter Trend) - UNAUDITED

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(in thousands, except per share data)	2020	2020	2020	2019	2019
Interest and dividend income
Loans	$25,918	$26,493	$27,987	$28,361	$28,157
Securities and other	4,557	4,942	5,507	5,756	6,105
Total interest and dividend income	30,475	31,435	33,494	34,117	34,262
Interest expense
Deposits	3,869	4,548	6,020	6,698	7,143
Borrowings	1,941	2,297	2,911	3,315	4,674
Total interest expense	5,810	6,845	8,931	10,013	11,817
Net interest income	24,665	24,590	24,563	24,104	22,445
Provision for loan losses	1,800	1,354	1,111	538	893
Net interest income after provision for loan losses	22,865	23,236	23,452	23,566	21,552
Non-interest income
Trust and investment management fee income	3,532	3,159	3,369	3,227	3,013
Customer service fees	2,886	2,439	3,112	2,791	2,553
Gain on sales of securities, net	—	1,351	135	80	157
Mortgage banking income	2,649	1,124	457	532	452
Bank-owned life insurance income	492	496	537	495	497
Customer derivative income	316	513	588	475	828
Other income	227	628	223	206	143
Total non-interest income	10,102	9,710	8,421	7,806	7,643
Non-interest expense
Salaries and employee benefits	11,809	11,909	11,884	11,432	11,364
Occupancy and equipment	4,279	3,860	4,420	4,113	3,415
(Gain) loss on sales of premises and equipment, net	—	(2)	92	(3)	—
Outside services	438	442	534	540	424
Professional services	479	337	672	370	707
Communication	215	194	289	114	189
Marketing	300	282	388	453	613
Amortization of intangible assets	256	256	256	240	207
Loss on debt extinguishment	—	1,351	—	1,096	—
Acquisition, conversion and other expenses	691	158	103	4,998	3,039
Other expenses	3,952	3,479	3,721	3,450	3,442
Total non-interest expense	22,419	22,266	22,359	26,803	23,400
Income before income taxes	10,548	10,680	9,514	4,569	5,795
Income tax expense	2,146	2,199	1,793	362	780
Net income	$8,402	$8,481	$7,721	$4,207	$5,015

Earnings per share:
Basic	$0.56	$0.55	$0.50	$0.27	$0.32
Diluted	0.56	0.55	0.50	0.27	0.32

Weighted average shares outstanding:
Basic	15,079	15,424	15,558	15,554	15,547
Diluted	15,103	15,441	15,593	15,602	15,581

F

BAR HARBOR BANKSHARES

AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent - Annualized) - UNAUDITED

	Quarters Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2020	2020	2020	2019	2019
Earning assets
Commercial real estate	3.81%	4.11%	4.46%	4.69%	4.74%
Commercial and industrial	4.09	3.97	4.89	4.58	4.78
Residential	3.71	3.81	3.84	3.89	3.88
Consumer	3.42	3.81	5.20	4.84	5.13
Total loans	3.81	3.94	4.30	4.33	4.38
Securities and other	3.05	3.26	3.53	3.49	3.44
Total earning assets	3.67%	3.81%	4.14%	4.15%	4.17%

Funding liabilities
NOW	0.14%	0.14%	0.40%	0.44%	0.51%
Savings	0.13	0.15	0.25	0.20	0.21
Money market	0.16	0.40	1.01	1.17	1.37
Time deposits	1.69	1.94	1.92	2.06	2.16
Total interest-bearing deposits	0.66	0.81	1.08	1.19	1.33
Borrowings	1.60	1.51	2.10	2.30	2.62
Total interest-bearing liabilities	0.82%	0.96%	1.28%	1.42%	1.65%

Net interest spread	2.85	2.85	2.86	2.73	2.52
Net interest margin	2.98	3.00	3.06	2.95	2.75

G

BAR HARBOR BANKSHARES

AVERAGE BALANCES - UNAUDITED

	Quarters Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(in thousands)	2020	2020	2020	2019	2019
Assets
Commercial real estate	$1,012,194	$952,264	$945,851	$928,445	$900,568
Commercial and industrial	531,339	522,360	423,393	412,595	410,453
Residential real estate	1,060,084	1,117,608	1,141,908	1,156,215	1,154,552
Consumer	121,248	126,413	130,471	127,425	109,562
Total loans (1)	2,724,865	2,718,645	2,641,623	2,624,680	2,575,135
Securities and other (2)	627,162	648,185	661,848	683,939	732,925
Total earning assets	3,352,027	3,366,830	3,303,471	3,308,619	3,308,060
Cash and due from banks	128,587	114,232	57,751	67,642	62,999
Allowance for loan losses	(17,028)	(15,678)	(15,242)	(15,657)	(14,965)
Goodwill and other intangible assets	127,508	127,751	128,014	114,537	107,058
Other assets	223,316	213,986	187,765	179,512	178,804
Total assets	$3,814,410	$3,807,121	$3,661,759	$3,654,653	$3,641,956

Liabilities and shareholders' equity
NOW	$677,706	$611,860	$570,127	$551,335	$487,506
Savings	488,508	450,621	410,931	378,997	359,242
Money market	396,351	411,232	373,650	379,361	338,013
Time deposits	777,424	776,042	892,654	918,528	947,949
Total interest bearing deposits	2,339,989	2,249,755	2,247,362	2,228,221	2,132,710
Borrowings	481,687	612,538	556,824	571,936	708,222
Total interest-bearing liabilities	2,821,676	2,862,293	2,804,186	2,800,157	2,840,932
Non-interest-bearing demand deposits	507,844	472,688	406,951	418,324	368,100
Other liabilities	78,072	66,302	44,343	40,136	37,975
Total liabilities	3,407,592	3,401,283	3,255,480	3,258,617	3,247,007

Total shareholders' equity	406,818	405,838	406,279	396,036	394,949

Total liabilities and shareholders' equity	$3,814,410	$3,807,121	$3,661,759	$3,654,653	$3,641,956

(1)	Total loans include non-accruing loans.
(2)	Average balances for securities available-for-sale are based on amortized cost.

H

BAR HARBOR BANKSHARES

ASSET QUALITY ANALYSIS - UNAUDITED

	At or for the Quarters Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(in thousands)	2020	2020	2020	2019	2019
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$4,714	$3,981	$2,227	$3,489	$8,519
Commercial installment	1,820	1,790	1,996	1,836	2,077
Residential real estate	7,154	7,194	5,089	5,335	5,340
Consumer installment	720	1,023	744	890	743
Total non-accruing loans	14,408	13,988	10,056	11,550	16,679
Other real estate owned	1,983	2,318	2,205	2,236	2,455
Total non-performing assets	$16,391	$16,306	$12,261	$13,786	$19,134

Total non-accruing loans/total loans	0.53%	0.51%	0.38%	0.44%	0.65%
Total non-performing assets/total assets	0.42	0.43	0.33	0.38	0.53

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$16,509	$15,297	$15,353	$15,353	$14,572
Charged-off loans	(439)	(220)	(1,211)	(603)	(215)
Recoveries on charged-off loans	37	78	44	65	103
Net loans charged-off	(402)	(142)	(1,167)	(538)	(112)
Provision for loan losses	1,800	1,354	1,111	538	893
Balance at end of period	$17,907	$16,509	$15,297	$15,353	$15,353

Allowance for loan losses/total loans	0.66%	0.60%	0.58%	0.58%	0.60%
Allowance for loan losses/non-accruing loans	124	118	152	133	92

NET LOAN CHARGE-OFFS
Commercial real estate	$(252)	$71	$(846)	$(92)	$1
Commercial installment	(10)	(155)	(170)	(331)	62
Residential real estate	1	(20)	(1)	(16)	(124)
Consumer installment	(141)	(38)	(150)	(99)	(51)
Total, net	$(402)	$(142)	$(1,167)	$(538)	$(112)

Net charge-offs (QTD annualized)/average loans	0.06%	0.02%	0.18%	0.08%	0.02%
Net charge-offs (YTD annualized)/average loans	0.08	0.10	0.18	0.03	0.02

DELINQUENT AND NON-ACCRUING LOANS/ TOTAL LOANS
30-89 Days delinquent	0.16%	0.28%	0.84%	0.74%	0.18%
90+ Days delinquent and still accruing	0.08	0.04	0.08	0.01	0.03
Total accruing delinquent loans	0.24	0.32	0.92	0.75	0.21
Non-accruing loans	0.53	0.51	0.38	0.44	0.65
Total delinquent and non-accruing loans	0.77%	0.83%	1.30%	1.19%	0.86%

I

BAR HARBOR BANKSHARES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA - UNAUDITED

		At or for the Quarters Ended
		Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(in thousands)		2020	2020	2020	2019	2019
Net income		$8,402	$8,481	$7,721	$4,207	$5,015
Plus (less):
Gain on sale of securities, net		—	(1,351)	(135)	(80)	(157)
(Gain) loss on sale of premises and equipment, net		—	(2)	92	(3)	—
Loss on other real estate owned		335	—	31	20	146
Loss on debt extinguishment		—	1,351	—	1,096	—
Acquisition, conversion and other expenses		691	158	103	4,998	3,039
Income tax expense (1)		(245)	(37)	(22)	(1,440)	(720)
Total core earnings (2)	(A)	$9,183	$8,600	$7,790	$8,798	$7,323

Net interest income	(B)	$24,665	$24,590	$24,563	$24,104	$22,445
Plus: Non-interest income		10,102	9,710	8,421	7,806	7,643
Total Revenue		34,767	34,300	32,984	31,910	30,088
Adj: Gain on sale of securities, net		—	(1,351)	(135)	(80)	(157)
Total core revenue (2)	(C)	$34,767	$32,949	$32,849	$31,830	$29,931

Total non-interest expense		22,419	22,266	22,359	26,803	23,400
Less: Gain (loss) on sale of premises and equipment, net		—	2	(92)	3	—
Less: Loss on other real estate owned		(335)	—	(31)	(20)	(146)
Less: Loss on debt extinguishment		—	(1,351)	—	(1,096)	—
Less: Acquisition, conversion and other expenses		(691)	(158)	(103)	(4,998)	(3,039)
Core non-interest expense (2)	(D)	$21,393	$20,759	$22,133	$20,692	$20,215

(in millions)
Total average earning assets	(E)	$3,352	$3,367	$3,306	$3,309	$3,308
Total average assets	(F)	3,814	3,807	3,662	3,655	3,642
Total average shareholders' equity	(G)	407	406	406	396	395
Total average tangible shareholders' equity (2) (3)	(H)	279	278	278	281	288
Total tangible shareholders' equity, period-end (2) (3)	(I)	277	277	276	269	287
Total tangible assets, period-end (2) (3)	(J)	3,732	3,653	3,549	3,542	3,506

(in thousands)
Total common shares outstanding, period-end	(K)	14,929	15,214	15,587	15,558	15,549
Average diluted shares outstanding	(L)	15,103	15,441	15,593	15,602	15,581

Core earnings per share, diluted (2)	(A/L)	$0.61	$0.56	$0.50	$0.56	$0.47
Tangible book value per share, period-end (2)	(I/K)	18.56	18.18	17.70	17.30	18.49
Securities adjustment, net of tax (1) (4)	(M)	11,681	11,412	9,560	5,549	8,002
Tangible book value per share, excluding securities adjustment (2)	(I+M)/K	17.78	17.43	17.09	16.94	17.98
Total tangible shareholders' equity/total tangible assets (2)	(I/J)	7.42	7.57	7.77	7.60	8.20

J

BAR HARBOR BANKSHARES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA - UNAUDITED

		At or for the Quarters Ended
		Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(in thousands)		2020	2020	2020	2019	2019
Performance ratios (5)
GAAP return on assets		0.88%	0.90%	0.85%	0.46%	0.55%
Core return on assets (2)	(A/F)	0.96	0.91	0.86	0.96	0.80
GAAP return on equity		8.22	8.40	7.64	4.21	5.04
Core return on equity (2)	(A/G)	8.98	8.52	7.71	8.81	7.36
Core return on tangible equity (2) (6)	(A+Q)/H	13.36	12.72	11.54	12.66	10.31
Efficiency ratio (2) (7)	(D-O-Q)/(C+N)	59.47	60.67	64.82	62.56	65.02
Net interest margin	(B+P)/E	2.98	3.00	3.06	2.95	2.75

Supplementary data (in thousands)
Taxable equivalent adjustment for efficiency ratio	(N)	$570	$646	$719	$674	$658
Franchise taxes included in non-interest expense	(O)	121	120	119	119	119
Tax equivalent adjustment for net interest margin	(P)	416	490	551	516	503
Intangible amortization	(Q)	256	256	256	240	207

(1)	Assumes a marginal tax rate of 23.87% for the first three quarters of 2020 and the fourth quarter of 2019 and 23.78% in the first three quarters of 2019.
(2)	Non-GAAP financial measure.
(3)	Tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Tangible assets is computed by taking total assets less the intangible assets at period-end.
(4)	Securities adjustment, net of tax represents the total unrealized loss on available-for-sale securities recorded on the Company's consolidated balance sheets within total common shareholders' equity.
(5)	All performance ratios are based on average balance sheet amounts, where applicable.
(6)	Adjusted return on tangible equity is computed by taking core earnings divided by shareholders’ equity less the tax-effected amortization of intangible assets, assuming a marginal rate of 23.87% for the first three quarters of 2020 and the fourth quarter of 2019, and 23.78% in the first three quarters of 2019.
(7)	Efficiency ratio is computed by dividing core non-interest expense net of franchise taxes and intangible amortization divided by core revenue on a fully taxable equivalent basis.

K